Exhibit 10.1

THIS AMENDMENT AGREEMENT is dated December 13, 2018
PARTIES

(I)
WINTON CAPITAL MANAGEMENT LIMITED, a limited liability company incorporated in England and Wales with company number 3311531 and whose registered office is at 16 Old Bailey, London EC4M 7EG ("Trading Advisor").

(2)	SYDLING WNT MASTER FUND LLC, a Delaware limited liability company whose registered address is at 1285 Avenue of the Americas, 131h Floor, New York 10019, USA ("Fund").
(3)	SYDLING FUTURES MANAGEMENT LLC, an Illinois limited liability company whose registered address is at 1285 Avenue of the Americas, J31h Floor, New York 10019, USA ("Manager").

BACKGROUND

(A)	The Trading Advisor, the Fund and the Manager entered into a trading advisory agreement dated 5 December 2012, as amended from time to time ("Trading Advisory Agreement").
(B)	The parties have agreed to amend the Trading Advisory Agreement as set out in this Agreement.

(C)	This Agreement supplements and amends the Trading Advisory Agreement with effect from 30 June 2018 (“Effective Date”).

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1.	Terms defined in the Trading Advisory Agreement shall have the same meaning when used in this Agreement, unless otherwise expressly provided below.

1.2.	Unless the context otherwise requires, references in the Trading Advisory Agreement to "this Agreement" shall be to the Trading Advisory Agreement as amended by this Agreement.

1.3.
The defined term “FSA” at clause 1.1 of the Trading Advisory Agreement shall be deleted in its entirety and replaced with the following and all references to “FSA” in the Trading Advisory Agreement shall thereafter be construed accordingly:

“FCA” means the Financial Conduct Authority of the United Kingdom and/or nay success or body carrying out all or any part of the functions thereof applicable to the Trading Advisor and/or the business of the Trading Advisor.”

1.4.	In this Agreement;
1.4.1.	any reference to a "clause" is, unless the context otherwise requires, a reference to a clause of this Agreement; and
1.4.2.	clause headings are for ease of reference only.

2.	TERMINATION

2.1.	Clause 12.1 of the Trading Advisory Agreement shall be deleted and replaced by the following:

“12.1          This Agreement shall continue and remain in force unless and until terminated by any party by giving the other parties not less than thirty (30) days’ written notice PROVIDED THAT the Trading Advisor on the one hand, or the Manager or the Master Fund on the other hand (the “Notifying Party”) may terminate this Agreement forthwith by notice in writing to the other party, if the other party (or where more than one, either of them) shall:

(A)          commit any material breach of its obligations under this Agreement and, if such breach is capable of being corrected, shall fail to correct such breach within seven (7) days of receipt of written notice from the Notifying Party requiring it so to do; or

(B)          be liquidated or dissolved (except a voluntary liquidation or a voluntary dissolution for the purposes of reconstruction or amalgamation upon terms previously approved in writing by the Notifying Party) or be unable to pay its debts as they fall due or commit any act of bankruptcy under the laws of any jurisdiction to which that party may be subject or if a receiver is appointed over any of its assets.

For the avoidance of doubt, the failure of the Master Fund and the Manager to provide the Liquidation Event Notice required under Clause 4.6 shall be considered a material breach of this Agreement by the Master Fund and Manager which cannot be cured under this Clause12.1(A).”

3.	OVERPAYMENTS

3.1.	The following shall be added as a new paragraph 10 to Schedule 5 of the Trading Advisory Agreement:

10
(a)          Where the Trading Advisor receives an overpayment of fees from the Master Fund or the Feeder Fund (as applicable) (“Overpayment”), such Overpayment shall be held as a security deposit for the purpose of securing or otherwise covering the Master Fund’s or Feeder Fund’s (as applicable) present or future, actual or contingent or prospective obligations in respect of future fees, and the Master Fund or Feeder Fund, as applicable, agrees that all rights, title and interest in and to such Overpayment shall pass from it to the Trading Advisor free and clear of any liens, claims, charges or encumbrances or any other interest of it or any third party (the “Arrangement”). Consequently, the Trading Advisor will not treat such Overpayment as client money subject to the FCA Rules contained in Chapter 7 of the Client Assets Sourcebook (“Client Money Rules”).

(b)          The Master Fund or the Feeder Fund, as applicable, may at any time by notice to the Trading Advisor request the redelivery of an equivalent amount of cash to the Overpayment. The Trading Advisor will as soon as reasonably practicable respond to such a redelivery request in writing and will specify in such response (i) whether or not the Trading Advisor agrees with the request; and (ii) where the Trading Advisor agrees to such redelivery, the date on which termination of the Arrangement will take effect (which shall not be more than 5 business days following the date of such written response).  The Trading Advisor will agree to the termination of the Arrangement if it is satisfied that the Master Fund or the Feeder Fund, as applicable, has met all of its outstanding fee obligations to the Trading Advisor. In such circumstances, the Trading Advisor will transfer an equivalent amount of cash equal to the Overpayment to the Master Fund or Feeder Fund, as applicable, within one business day following the termination of the Arrangement. Title to any cash which is due for redelivery to the Master Fund or the Feeder Fund will not revert to the Master Fund or the Feeder Fund, as applicable, until the termination of the Arrangement and the Trading Advisor will not treat such cash as client money under the Client Money Rules, provided that such cash is delivered to the Master Fund or the Feeder Fund, as applicable, within one business day following the termination of the Arrangement. The Master Fund, on behalf of itself and the Feeder Fund, acknowledges that any cash held by the Trading Advisor pursuant to this clause will not be subject to the protections conferred by the Client Money Rules and, as a consequence, such cash will not be segregated from the Trading Advisor’s own cash and will be used by the Trading Advisor in the course of its business and the Master Fund or the Feeder Fund (as applicable) will rank only as one of the Trading Advisor’s general creditors in respect of such cash.

4.	GOVERNING LAW AND JURISDICTION

4.1.
This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales.

4.2.
Each of the parties irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter to formation (including non-contractual disputes or claims).

5.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one agreement. No counterpart shall be effective until each party has executed at least one counterpart.

6.	THIRD PARTY RIGHTS

A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this Agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

This Agreement has been entered into on the date stated at the beginning of it with effect from the Effective Date.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING   IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF     COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

Signed by:  /s/ Brigid Rentoul___________
Name: Brigid Rentoul
for and on behalf of
WINTON CAPITAL MANAGEMENT LIMITED

Signed by:  /s/ Jerry Pascucci____________
Name: Jerry Pascucci
for and on behalf of
SYDLING WNT MASTER FUND LLC

Signed by:  /s/ Jerry Pascucci____________
Name: Jerry Pascucci
for and on behalf of
SYDLING FUTURES MANAGEMENT LLC